                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         KENT ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          KENT ELECTRONICS CORPORATION
                               7433 HARWIN DRIVE
                              HOUSTON, TEXAS 77036

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 1995

To the Shareholders of
Kent Electronics Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Kent Electronics Corporation (the "Company") will be held at the offices of the Company, 7433 Harwin Drive, Houston, Texas 77036, at 10:00 a.m., Houston time, on Thursday, June 29, 1995, for the following purposes:

          1. To elect two persons to serve as directors on the classified Board of Directors until the 1998 annual meeting and until their successors have been elected and have qualified.

          2. To adopt a Stock Option Plan and Agreement for the Company's Executive Vice President of Sales -- Distribution as more fully set forth under "Proposal No. 2."

          3. To adopt a Stock Option Plan and Agreement for the Company's Executive Vice President of Operations -- Distribution as more fully set forth under "Proposal No. 3."

          4. To adopt a Stock Option Plan and Agreement for the Company's Vice President, Secretary and Treasurer as more fully set forth under "Proposal No. 4."

          5. To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending March 30, 1996.

          6. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on May 9, 1995 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. Shareholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

                                       By Order of the Board of Directors

                                       Stephen J. Chapko, Secretary

Houston, Texas
May 24, 1995

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                          KENT ELECTRONICS CORPORATION
                               7433 HARWIN DRIVE
                              HOUSTON, TEXAS 77036

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kent Electronics Corporation, a Texas corporation (the "Company"), for use at the annual meeting of shareholders to be held on Thursday, June 29, 1995, at the offices of the Company, 7433 Harwin Drive, Houston, Texas 77036, at 10:00 a.m., Houston time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy and Notice and Proxy Statement are being mailed to shareholders on or about May 24, 1995.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. In addition, the company has retained the services of D.F. King & Co., Inc. to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $3,500 plus expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 7433 Harwin Drive, Houston, Texas 77036, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on May 9, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 9,804,743 shares of common stock, without par value, of the Company ("Common Stock") and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposition to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of May 9, 1995, unless otherwise specified, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

                                                SHARES OWNED                   TOTAL STOCK-BASED
                                               BENEFICIALLY(1)                    HOLDINGS(2)
                                           -----------------------         -------------------------
            NAME AND ADDRESS               NUMBER          PERCENT          NUMBER           PERCENT
            ----------------               -------         -------         ---------         -------
Morrie K. Abramson.......................  103,575(3)        1.1%            378,075(4)        3.7%
James F. Corporron.......................   16,816             *             159,316(5)        1.6
Randy J. Corporron.......................   40,000(6)          *             135,000(7)        1.4
Rodney J. Corporron......................   24,000(8)          *              99,000(9)        1.1
Mark A. Zerbe............................   32,750(10)         *              65,250(11)         *
Max S. Levit.............................        0             *                   0             *
David Siegel.............................   12,375(12)         *              12,375(12)         *
Richard C. Webb..........................   13,875(13)         *              13,875(13)         *
Alvin L. Zimmerman.......................   15,375(13)         *              15,375(13)         *
All executive officers and directors as
  a group (16 persons....................  354,316(14)       3.5           1,030,066(15)       9.7
RCM Capital Management...................  970,500(16)       9.9             970,500(16)       9.9
RCM Limited L.P.
RCM General Corporation
  Four Embarcadero Center
  Suite 3000
  San Francisco, California 94111
FMR Corp.................................  599,950           6.1             599,950           6.1
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

 (1) The persons listed have the sole power to vote and dispose of shares beneficially owned by them except as otherwise indicated.

 (2) The amounts in this column include the equity securities shown in the "Shares Owned Beneficially" column and options that are not currently exercisable.

 (3) Includes 28,500 shares that may be acquired upon the exercise of outstanding options and excludes 18,000 shares held in trust for Mr. Abramson's children and grandchildren, as to which shares Mr. Abramson disclaims beneficial ownership.

 (4) Includes 256,500 shares subject to options that are not currently exercisable and 18,000 shares held in trust for Mr. Abramson's children and grandchildren, as to which shares Mr. Abramson disclaims beneficial ownership.

 (5) Includes 142,500 shares subject to options that are not currently exercisable.

 (6) Includes 36,550 shares that may be acquired upon the exercise of outstanding options.

 (7) Includes 95,000 shares subject to options that are not currently exercisable.

 (8) Includes 22,500 shares that may be acquired upon the exercise of outstanding options.

 (9) Includes 75,000 shares subject to options that are not currently exercisable.

(10) Includes 20,000 shares that may be acquired upon the exercise of outstanding options.

(11) Includes 32,500 shares subject to options that are not currently exercisable.

(12) Includes 4,875 shares that may be acquired upon the exercise of outstanding options, and 3,750 shares that are owned of record by Mr. Siegel's wife.

                                             (Notes continued on following page)

(13) Includes 6,375 shares that may be acquired upon the exercise of outstanding options.

(14) Includes 182,675 shares that may be acquired upon the exercise of outstanding options.

(15) Includes 651,750 shares subject to options that are not currently exercisable.

(16) RCM Capital Management ("RCM") is a registered investment adviser. In its capacity as investment advisor, RCM may have discretionary authority to dispose of or to vote securities that are under its management, and as a result may be deemed to have beneficial ownership of such securities. However, RCM does not have any economic interest in such securities; clients are the actual owners of the securities listed above and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. RCM Limited L.P. is the general partner of RCM, and RCM General Corporation is the general partner of RCM Limited L.P. RCM General Corporation and RCM Limited L.P. may be deemed to have beneficial ownership of shares as to which RCM is deemed to have beneficial ownership. RCM had sole dispositive power with respect to 952,550 of the shares set forth above, shared dispositive power with respect to 18,000 of such shares, sole voting power with respect to 879,550 of such shares and no voting power with respect to 91,000 of such shares.

  *   Less than 1%.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
GENERAL

     Two directors are to be elected at the Annual Meeting. The Company recommends voting for the election of each of the nominees for director listed below. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election one or both of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of the Annual Meeting is first given.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Messrs. Max S. Levit and Richard C. Webb to hold office until the 1998 annual meeting of shareholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for director to hold office until the 1998 annual meeting of shareholders, his principal position with the Company and the year he became a director of the Company.

                                                                 DIRECTOR
                           NAME                      AGE          SINCE           POSITION
                           ----                      ---         --------         ---------
        Max S. Levit...............................  60            1995            Director
        Richard C. Webb............................  61            1986            Director

     Mr. Levit, President of Grocers Supply Company, Inc. since January 1992, has served as a director of the Company since April 1995. Mr. Levit also serves on the Board of M.D. Anderson Hospital and The University of Texas -- Houston Health Science Center.

     Mr. Webb, a founder of Harris Webb & Garrison, a Houston-based investment banking and brokerage firm, has served as a director of the Company since June 1986. He has been involved in the investment banking business since 1960, and was a founder of Lovett Underwood Neuhaus & Webb, Inc., a subsidiary of Kemper Securities.

OTHER DIRECTORS

     The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.

                                      TERM       DIRECTOR
           NAME              AGE     EXPIRES      SINCE                       POSITION
--------------------------   ---     -------     --------     -----------------------------------------
Morrie K. Abramson........   60        1996        1973       Chairman of the Board, Chief Executive
                                                              Officer and President
David Siegel..............   69        1997        1990       Director
Alvin L. Zimmerman........   51        1996        1986       Director

     Mr. Abramson, a co-founder of the Company, has served as Chief Executive Officer and a director since 1973 and Chairman of the Board since 1977. He has been in the electronics distribution business since 1956. Mr. Abramson has also been Chairman of the Board of K*TEC Electronics Corporation ("K*TEC"), the Company's wholly-owned manufacturing subsidiary, since its incorporation in 1983.

     Mr. Siegel has served as a director of the Company since September 1990, and has been in the electronics distribution business since 1954. Mr. Siegel is Vice President, director and the founder of Great American Electronics, a distribution company serving industrial distributors. He is also a director of Nu Horizons Electronics, Micronetics and Surge Components.

     Mr. Zimmerman has served as a director of the Company since June 1986. As a judge he presided over the 309th Family District Court and the 269th Civil District Court of Harris County, Texas from 1980 to 1984. Since 1984, he has been a shareholder, officer and director in the law firm of Zimmerman, Flaum, Axelrad, Meyer & Wise, P.C. and its predecessor firms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's last fiscal year, the Board of Directors held six meetings. Each director attended all the meetings of the Board of Directors and all the meetings of the committees on which they serve.

     The Audit Committee, which was composed of Messrs. Siegel, Webb and Zimmerman, met on two occasions during the last fiscal year. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls.

     The Compensation Committee, which was composed of Messrs. Siegel, Webb and Zimmerman, met on four occasions during the last fiscal year. The Compensation Committee is authorized to determine the compensation of Mr. Abramson. In addition, it is authorized to make recommendations to the Board of Directors regarding the compensation of other officers and administers the Company's stock option plans. Upon his election to the Board of Directors in April 1995, Mr. Levit was appointed as a member of the Audit Committee and the Compensation Committee.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,000 per meeting for attendance at the meetings of the Board of Directors and $500 per meeting for attendance at meetings of each committee on which such director serves (in the case of committee meetings not held before or after Board meetings). In addition to the above fees, directors who are not employees of the Company receive an annual retainer in the amount of $15,000 and committee chairmen receive $2,000 annually, with total compensation not to exceed $25,000 annually.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

                      NAME                 AGE                    POSITION
        ---------------------------------  ---     ---------------------------------------
        Barbara Alberto..................  48      Vice President
        Keith K. Ayers...................  56      Vice President
        Stephen J. Chapko................  41      Vice President, Treasurer and Secretary
        Randy J. Corporron...............  38      Executive Vice President
        Rodney J. Corporron..............  38      Vice President
        Duane Davis......................  60      Vice President
        Cathy L. Felts...................  43      Vice President
        William H. Fountain..............  38      Vice President
        Larry D. Olson...................  38      Executive Vice President
        Mark A. Zerbe....................  34      Executive Vice President

     Ms. Alberto joined the Company's credit department in 1978. In August 1987, she was appointed Vice President and she oversees credit administration.

     Mr. Ayers joined the Company in 1976 as a purchasing agent. Since then, he has served in various capacities, including manager of the management information systems. Mr. Ayers currently serves as Vice President and has responsibilities for training, special projects and administrative matters.

     Mr. Chapko has been Vice President and Treasurer since July 1989 and Secretary since June 1993. He joined the Company as Assistant Treasurer in April 1987.

     Mr. Randy Corporron has been Executive Vice President of Manufacturing Services since January 1994, and was previously Vice President of the Company since August 1987. Since July 1989, he has served as President of K*TEC. He joined the Company in 1982 as General Manager of K*TEC.

     Mr. Rodney Corporron directs and coordinates the multi-plant manufacturing operations and was appointed Vice President of the Company and General Manager of K*TEC in July 1989. Prior to such time, he served the Company in a number of capacities since 1974.

     Mr. Davis became a Vice President of the Company in June 1993. He joined the Company in 1988 as the director of management information systems.

     Ms. Felts became a Vice President of the Company in June 1993. She joined the Company in 1986 as a purchasing manager for K*TEC.

     Mr. Fountain has been Vice President since August 1987 and is responsible for product management in the distribution operations. He joined the Company in 1980 as a purchasing agent.

     Mr. Olson became Executive Vice President of Sales -- Distribution in January 1994, and was previously Vice President since January 1992 after the Company's acquisition of Shelley-Ragon, Inc. Since February 1991, he had been President of Shelley-Ragon, Inc. Prior to that time he held various positions with Shelley-Ragon since joining in June 1979.

     Mr. Zerbe joined the Company as a sales representative in 1985. In May 1988, he was appointed Vice President of the Company and in January 1994 he became Executive Vice President of Operations -- Distribution.

     Other than as set forth below under the heading "Executive Agreements," the executive officers serve at the pleasure of the Board of Directors.

COMPENSATION COMMITTEE REPORT1

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the fiscal 1995 compensation determinations were made by the Committee with respect to the executive officers of the Company.

     In designing its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for stockholders while supporting the Company's strategic goals. The following objectives have been adopted by the Committee:

     1. Executive compensation should be meaningfully related to the value created for stockholders.

     2. Executive compensation programs should support the short-term and long-term strategic goals and objectives of the Company.

     3. Executive compensation programs should reflect and promote the Company's value and reward individuals for outstanding contributions to the Company's success.

     4. Short-term and long-term executive compensation play a critical role in attracting and retaining well qualified executives.

     The Committee currently implements a compensation program based on three components: a base salary, a related bonus program tied to Company performance, and a stock option program. The Committee regularly reviews the various components of the Company's executive compensation to ensure that they are consistent with the Company's objectives.

     Base Salary -- The Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer's specific responsibilities and the performance of such executive officer in those areas of responsibility. From time to time surveys are undertaken to provide competitive information to the Committee. In this regard the Committee has conferred with third party compensation and employee benefit consultants and has reviewed published information which members of the Committee have obtained.

     Annual Incentives -- The bonus program provides direct financial incentives in the form of an annual cash bonus to executive officers to achieve and exceed the Company's annual goals. The Company maintains for Mr. Abramson an incentive cash bonus plan (the "Bonus Plan"). Bonuses pursuant to such Bonus Plan are determined by the Compensation Committee, based upon the Company's achievement of certain budgeted goals. Ninety percent of such bonus is based on the Company's pre-tax earnings, 5% is based on the Company's growth of earnings per share, and 5% is based on the Company's stock performance.

     The Company has developed a bonus program for Messrs. Randy and Rodney Corporron pursuant to which they receive cash bonuses resulting from the achievement of certain targeted goals for the operating profit in the manufacturing operations of the Company.

     Long-Term Incentives -- The Company maintains the Amended and Restated 1987 Stock Option Plan, a Chief Executive Officer Stock Option Plan and Agreement, a Chief Operating Officer Stock Option Plan and Agreement, a K*TEC President Stock Option Plan and Agreement and a K*TEC General Manager Stock Option Plan and Agreement. These stock option plans align executive officer compensation and shareholder

---------------

1 Notwithstanding filings by the Company with the Securities and Exchange
  Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Compensation Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

return, and enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. For executive officers receiving grants of stock options under the Company's Amended and Restated 1987 Stock Option Plan, no stock options can have a term of greater than ten years or an exercise price of less than 85% of the fair market value of the Common Stock on the date of grant.

     Consistent with the Company's compensation program outlined above, compensation for each of the named executive officers, as well as other senior executives, consists of a base salary, bonus and stock options. The base salaries for the named executive officers for fiscal 1995 were believed to be at levels below competitive amounts paid to executives with comparable qualifications, experience and responsibilities of other companies engaged in the same or similar business as the Company. Cash bonuses have been accrued for payment to Mr. Abramson pursuant to the Bonus Plan and to all other named executive officers of the Company as a result of the the Company achieving its budgeted goals concerning pre-tax earnings, growth of earnings per share and stock performance of the Company, and the guidance and performance of such officers in assisting the Company to achieve those goals during fiscal 1995.

     After a review of the manner in which senior executives of similar companies in the industry are incentivized on a long-term basis, the Committee has determined that three new stock option plans and agreements (collectively, the "Executive Officer Plans") should be approved and adopted, one each for the Executive Vice President of Sales -- Distribution (37,500 shares), Executive Vice President of Operations -- Distribution (37,500 shares), and Vice President, Secretary and Treasurer (18,750 shares). Each of the Executive Officer Plans provides for vesting of stock options annually at 10%, 20%, 30%, and 40% beginning May 1, 1999. Each of the Executive Officer Plans provides for a term of 15 years and an exercise price of $14.50, which equals one-half the closing price per share of Common Stock on May 8, 1995, the date of grant, and are being submitted to the shareholders of the Company for approval at the Annual Meeting.

     In addition to the long-term incentive components, the Committee believes that the cash compensation of the chief executive officer ("CEO") should be impacted by Company performance. Mr. Abramson, who has served as CEO of the Company since 1973, received a base salary in fiscal 1995 of $372,879, which the Committee believes to be below the average of the base salary for chief executive officers of other companies engaged in the same or similar business as the Company with comparable qualifications, experience and responsibilities. After due consideration of Mr. Abramson's performance and the achievement by the Company of certain budgeted goals regarding pre-tax earnings, growth in earnings per share, and stock performance, based on the Bonus Plan, Mr. Abramson received a bonus of $674,700 in fiscal 1995, resulting in 64.4% of Mr. Abramson's cash compensation in fiscal 1995 resulting from annual incentives.

     The Committee desires its compensation policy to be cost and tax effective. In light of federal tax law changes under the Revenue Reconciliation Act of 1993, the Committee is reviewing all compensation components to ensure the Company is maximizing corporate tax deductions, when feasible and consistent with its prior commitments to the Company's executive officers.

     Compensation Committee: Max S. Levit, David Siegel, Richard C. Webb, and Alvin L. Zimmerman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1995, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 1995, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

     The following table sets forth compensation information for the chief executive officer and the four most highly compensated executive officers of the Company during the Company's fiscal years 1995, 1994 and 1993, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                           ANNUAL                         ------------
                                        COMPENSATION         OTHER         SECURITIES      ALL
          NAME AND          FISCAL   ------------------      ANNUAL        UNDERLYING     OTHER
     PRINCIPAL POSITION      YEAR    SALARY      BONUS    COMPENSATION(1)   OPTIONS    COMPENSATION(2)
---------------------------- ----    -------    -------   ---------------  ----------  ---------------
                                       ($)        ($)         ($)            (#)           ($)
Morrie K. Abramson.......... 1995    372,879    674,700      14,891              0        21,945
  Chairman of the Board and  1994    366,484    420,000       6,880              0         7,075
  Chief Executive Officer    1993    354,582    225,000       8,238              0         8,443

Randy J. Corporron.......... 1995    151,159    628,500       7,440              0        14,080
  Executive Vice President   1994    144,375    358,925       7,505        105,000         7,075
                             1993    136,857    301,250       7,155              0         6,866

James F. Corporron(3)....... 1995    223,296    449,800       8,366              0        22,662
  President, Chief Operating 1994    219,108    280,000       3,930              0         7,805
  Officer and Director       1993    212,606    150,000       5,462        142,500         7,804

Rodney J. Corporron......... 1995    120,913    525,800       7,638              0        12,395
  Vice President             1994    119,231    300,325       7,163         75,000         7,075
                             1993    110,584    253,000       7,306              0         6,866

Mark A. Zerbe............... 1995    162,263     36,000       3,331              0         7,823
  Executive Vice President   1994    137,573     15,000         670         52,500         4,282
                             1993    128,451     10,000           0              0         4,077

---------------

(1) Includes the amount of auto allowance paid by the Company and the amount of reimbursement by the Company for medical and dental expenses of the officers and their dependents.

(2) Includes Company matching contributions of $4,500 for each named executive officer pursuant to the Company's Tax-Deferred Savings and Retirement Plan and Trust, and Company matching contributions of $17,445, $9,580, $18,162, $7,895, and $3,323, respectively, pursuant to the Company's Deferred Compensation Plan adopted in fiscal 1995.

(3) Mr. James F. Corporron resigned as President and Chief Operating Officer of the Company on March 31, 1995.

     There were no grants of stock options to the named executive officers in the last fiscal year.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 SHARES                     UNEXERCISED OPTIONS          IN-THE MONEY OPTIONS
                               ACQUIRED ON    VALUE         AT FISCAL YEAR END            AT FISCAL YEAR END
            NAME                EXERCISE     REALIZED   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
-----------------------------  -----------   --------   ---------------------------   ---------------------------
Morrie K. Abramson...........         0             0               0/285,000                    0/$6,270,000
Randy J. Corporron...........         0             0           36,550/95,000             $602,437/$1,879,750
James F. Corporron...........         0             0               0/142,500                    0/$3,217,650
Rodney J. Corporron..........     5,100      $ 76,500           22,500/75,000             $423,675/$1,674,750
Mark A. Zerbe................         0             0           17,500/36,000               $192,700/$385,400

PERFORMANCE GRAPH

     The following performance graph provided by Media General Financial Services compares the performance of the Company's Common Stock to the New York Stock Exchange Market Index and a Peer Group Index (as defined below) for the Company's last five fiscal years. The Peer Group Index is made up of the companies whose common stock has traded publicly for the last five years and whose primary four-digit SIC Code is the same as the Company's.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
           AMONG KENT ELECTRONICS CORPORATION, NYSE MARKET INDEX AND
                                PEER GROUP INDEX

      MEASUREMENT PERIOD           KENT         PEER GROUP      NYSE MARKET
    (FISCAL YEAR COVERED)       ELECTRONICS      INDEX(1)          INDEX
1990                               100             100             100
1991                               216.66          104.09          113.21
1992                               242.42          138.66          124.56
1993                               325.75          173.68          142.95
1994                               324.24          174.08          148.83
1995                               536.09          193.66          165.08

* Assumes $100 invested on April 1, 1990 in Kent Common Stock or Index and that dividends are reinvested. Fiscal Year Ending April 1, 1995.
---------------

(1) Includes the following companies:

    Airport Systems International, All American Semiconductor, Anthem Electronics, Applied Digital Access, Arrow Electronics, Audiovox, Avnet, Bell Industries, Bell Microproducts, Cidco, Inc., Communications World International, Electrocon International, Evans Environmental, Farmstead Telephone Group, Gentner Electronics, Internet Communications, Jaco Electronics, Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Norstan, Nu-Horizons Electronics, PC Services Source, Pioneer Standard Electronics, Premier Industrial, Rada Electronics, Reptron Electronics, Richardson Electronics, Richey Electronics, Sterling Electronics, Tessco Technologies, Western MicroTechnology, Wholesale Cellular USA, Wyle Electronics and Zing Technologies.

EXECUTIVE AGREEMENTS

     In May 1987, the Company entered into an executive agreement (which was approved by holders of shares representing more than two-thirds of the then outstanding voting shares) with each of Messrs. Abramson and James Corporron. Pursuant to the executive agreements, as amended, following a "change in control" the Company will continue the employment of such persons in positions similar to and at salary and benefit levels no lower than such persons enjoyed immediately prior to the change in control. A "change in control" is defined as any event that is required to be reported by the Company as such pursuant to
Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and in any event will be deemed to have taken place when (i) any person or entity who was not, as of the date of the executive agreements, the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company becomes such a beneficial owner or (ii) a change in control has occurred as defined in the Chief Executive Stock Option Plan and Agreement, as amended, and the President and Chief Operating Officer Stock Option Plan and Agreement, as amended.

     Following a change in control, the Company has agreed to continue to employ each such executive, except in certain instances relating to the disability or death of the executive, until the earlier of (i) such executive's reaching age 65 or (ii) three years after the "termination" of such executive (the "Period of Employment"). "Termination" is defined generally as (i) the termination of employment other than for "cause" (as defined in the agreements); (ii) a significant adverse change in such executive's position, responsibilities or compensation, (iii) a breach of the agreements by the Company or (iv) the liquidation, dissolution, merger or sale of the Company or its assets. An executive terminated during the Period of Employment is entitled under his agreement to receive at termination his full compensation for the remainder of the Period of Employment, subject to certain duties to mitigate such payment obligations, and subject to his not engaging in competition (as defined in the agreements) with the Company.

     In January 1993, the Company entered into an Executive Health Care Benefits and Consulting Agreement with each of Messrs. Abramson and James Corporron pursuant to which the executive officer may provide consulting services to the Company after retirement and the executive officers will be covered under the Company's health care plan. Under such agreements, the executive officers will pay all required premiums and other costs for Medicare coverage. Under the Company's health care plan, the Company will provide medical, dental and prescription drug benefits for the executive officer and his spouse for those items and expenses which are eligible to be covered under the health care plan to the extent not covered by Medicare.

     In March 1993, the Company entered into an agreement with each of Messrs. Abramson and James Corporron pursuant to which the Company, upon a change in control of the Company, will make a cash payment to the executive officer in an amount sufficient to pay all excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), so as to place such executive officer in the same after-tax position had there been no such taxes.

CERTAIN TRANSACTIONS

     Mr. Zimmerman, a director of the Company, is a shareholder, officer and director of the law firm of Zimmerman, Flaum, Axelrad, Meyer & Wise, P.C., a firm retained by the Company.

         PROPOSAL NO. 2 -- ADOPTION OF STOCK OPTION PLAN AND AGREEMENT FOR THE COMPANY'S EXECUTIVE VICE PRESIDENT OF SALES -- DISTRIBUTION

     The Company's Compensation Committee has determined it is in the best interest of the Company to provide Mr. Larry D. Olson with compensation in the form of additional equity interests in the Company. In view of the foregoing, the Compensation Committee adopted, subject to shareholder approval, the stock option plan and agreement for the Company's Executive Vice President of Sales -- Distribution (the "EVP Sales-Distribution Plan"), a form of which is attached to this Proxy Statement as Appendix A. A specific discussion of the EVP Sales-Distribution Plan follows and a more general discussion of the EVP Sales-Distribution Plan, along with the other Executive Officer Plans subject to shareholder approval, is set forth below.

     The EVP Sales-Distribition Plan for Mr. Olson provides for the granting of options to purchase an aggregate of up to 37,500 shares of Common Stock. The options become exercisable as to 3,750 shares on May 1, 1999, 7,500 shares on May 1, 2000, 11,250 shares on May 1, 2001, and the remaining 15,000 shares on May 1, 2002. All options expire, if not exercised, on May 1, 2010. The options are exercisable at a purchase price of $14.50, which equals one-half the closing price per share of the Common Stock on May 8, 1995, the date the stock option was granted, resulting in a dollar value benefit of $543,750. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the

Annual Meeting is required to approve the adoption of the EVP Sales-Distribution Plan. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the EVP Sales-Distribution Plan.

     The Company recommends voting "For" Proposal No. 2.

         PROPOSAL NO. 3 -- ADOPTION OF STOCK OPTION PLAN AND AGREEMENT
    FOR THE COMPANY'S EXECUTIVE VICE PRESIDENT OF OPERATIONS -- DISTRIBUTION

     The Company's Compensation Committee has determined it is in the best interest of the Company to provide Mr. Mark A. Zerbe with compensation in the form of additional equity interests in the Company. In view of the foregoing, the Compensation Committee adopted, subject to shareholder approval, the stock option plan and agreement for the Company's Executive Vice President of Operations -- Distribution (the "EVP Operations-Distribution Plan"), a form of which is attached to this Proxy Statement as Appendix A. A specific discussion of the EVP Operations-Distribution Plan follows and a more general discussion of the EVP Operations-Distribution Plan, along with the other Executive Officer Plans subject to shareholder approval, is set forth below.

     The EVP Operations-Distribution Plan for Mr. Zerbe provides for the granting of options to purchase an aggregate of up to 37,500 shares of Common Stock. The options become exercisable as to 3,750 shares on May 1, 1999, 7,500 shares on May 1, 2000, 11,250 shares on May 1, 2001, and the remaining 15,000 shares on May 1, 2002. All options expire, if not exercised, on May 1, 2010. The options are exercisable at a purchase price of $14.50, which equals one half the closing price per share of Common Stock on May 8, 1995, the date the stock option was granted, resulting in a dollar value benefit of $543,750. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the adoption of the EVP Operations-Distribution Plan. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the EVP Operations-Distribution Plan.

     The Company recommends voting "For" Proposal No. 3.

         PROPOSAL NO. 4 -- ADOPTION OF STOCK OPTION PLAN AND AGREEMENT
           FOR THE COMPANY'S VICE PRESIDENT, SECRETARY AND TREASURER

     The Company's Compensation Committee has determined it is in the best interest of the Company to provide Mr. Stephen J. Chapko with compensation in the form of additional equity interests in the Company. In view of the foregoing, the Compensation Committee adopted, subject to shareholder approval, the stock option plan and agreement for the Company's Vice President, Secretary and Treasurer (the "Secretary and Treasurer Plan"), a form of which is attached to this Proxy Statement as Appendix A. A specific discussion of the Secretary and Treasurer Plan follows and a more general discussion of the Secretary and Treasurer Plan, along with the other Executive Officer Plans subject to shareholder approval, is set forth below.

     The Secretary and Treasurer Plan for Mr. Chapko provides for the granting of options to purchase an aggregate of up to 18,750 shares of Common Stock. The options become exercisable as to 1,875 shares on May 1, 1999, 3,750 shares on May 1, 2000, 5,625 shares on May 1, 2001, and the remaining 7,500 shares on May 1, 2002. All options expire, if not exercised, on May 1, 2010. The options are exercisable at a purchase price of $14.50, which equals one-half the closing price per share of Common Stock on May 8, 1995, the date the stock option was granted, resulting in a dollar value benefit of $271,875. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the annual meeting is required to approve the adoption of the Secretary and Treasurer. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the Secretary and Treasurer.

     The Company recommends voting "For" Proposal No. 4.

                 GENERAL DISCUSSION OF EXECUTIVE OFFICER PLANS

     The following general discussion applies to the Executive Officer Plans subject to shareholder approval and discussed in Proposals Nos. 2, 3, and 4 above. The discussion herein sets forth the material terms of the Executive Officer Plans and is qualified in its entirety by reference to the form of the Executive Officer Plan set forth as Appendix A hereto.

     Options granted pursuant to the Executive Officer Plans generally are not subject to sale, assignment or transfer other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the Optionee's lifetime only by him or by his legal representative or, following the Optionee's death, by his executors, administrators, heirs or devisees. The option price and number of shares subject to options granted under the Executive Officer Plans are subject to adjustment upon a recapitalization, stock split, stock dividend or certain other corporate transactions. In the event the Optionee's employment is terminated at the election of the Company or the Optionee terminates his employment for "Good Reason," as defined in the Executive Officer Plans, all options will vest and will become immediately exercisable. In addition, all options held by the Optionee will vest and become immediately exercisable upon the death or disability of the Optionee or upon the occurrence of certain events constituting a "Change in Control," as defined in the Executive Officer Plans. In the event the Optionee elects to terminate his employment with the Company other than for Good Reason, for a period of 90 days following such termination he may exercise his options to the extent they have become exercisable during such time according to the vesting schedule set forth above.

     The Executive Officer Plans also provides for certain limited stock appreciation rights, pursuant to which the Optionee can, following a "Change in Control" as defined in the Executive Officer Plans, surrender his option to the Company in return for a cash payment equal to the excess of the "Change in Control Price" of the shares of Common Stock subject to the option over the aggregate exercise price payable upon the exercise of the option. The "Change in Control Price" is defined as the highest market price reported during either (a) the 30 days prior to either the Optionee's election to exercise the limited stock appreciation right or (b) the 30 days prior to the occurrence of the Change in Control; or, in the event of any merger, consolidation or reorganization in which the Company is not the survivor or shares of Common Stock are converted into cash or other securities or other property (a "Termination Merger"), the Change in Control Price is the higher of (i) the fair market value of the consideration received per share by holders of Common Stock of the Company in connection with such Termination Merger, or (ii) the highest price reported for the Company's Common Stock during the 30-day period immediately preceding the date of the Change in Control. The Company, upon a Change in Control, will make a cash payment to the Optionee in an amount sufficient to pay all excise taxes imposed by Section 4999 of the Code with respect to any compensation received by Optionee pursuant to the Executive Officer Plans, so as to place the Optionee in the same after-tax position had there been no such taxes.

     Options granted pursuant to the Executive Officer Plans are "non-qualified" stock options and are not intended to qualify as incentive stock options under
Section 422 of the Code. The Optionee will realize no income at the time he is granted a non-qualified stock option. Ordinary income will be realized by the Optionee when the non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to the Optionee over the exercise price of such shares. The Optionee's holding period for federal income tax purposes with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of the option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to the exercise of such option. Any gain or loss on the subsequent sale of the stock will be either a long term or short term capital gain or loss depending on the Optionee's holding period for the Common Stock disposed by the Optionee.

     The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for federal income tax purposes in the same amount as the Optionee is considered to have realized ordinary income upon the exercise of the option. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized by the Optionee. Any such deductions will be limited to the maximum deduction allowable pursuant to the Internal Revenue Code, including the limitations on excessive employee remuneration under Section 162(m) of the Internal Revenue Code.

     For accounting purposes, the granting of options pursuant to the Executive Officer Plans will result in a charge against income equal to the difference between the option price for the shares subject to the grant and the fair market value of such shares as of the date the option price is fixed. In this case, the option price is $14.50, which equals one-half the closing price per share of Common Stock on May 8, 1995, the date the stock options were granted, resulting in an aggregate dollar value benefit of $1,359,375 to the executive officers as a group. The charge against income, net of the related tax benefit, will be spread over the vesting period for the options.

               PROPOSAL NO. 5 -- RATIFICATION AND APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Grant Thornton LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending March 30, 1996. Grant Thornton has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

     Management recommends that the appointment of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ending March 30, 1996, be ratified by the shareholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification at the meeting or any adjournment thereof.

     The Company recommends voting "For" Proposal No. 5.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

     Under the federal securities laws, Company directors, certain officers, and ten percent shareholders are required to report to the SEC, by specific due dates, transactions and holdings in the Company's Common Stock. The Company believes that during the 1995 fiscal year all of these filing requirements were satisfied.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1996 must be received by the Company, addressed to the Secretary of the Company, 7433 Harwin Drive, Houston, Texas 77036, no later than January 24, 1996, to be included in the proxy statement relating to that meeting.

     Pursuant to the Company's Bylaws, any nomination of persons to be elected as directors at the Annual Meeting of Shareholders of the Company to be held in 1996 must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of the 1996 annual meeting is first given to shareholders. Such nomination or nominations must be in writing from a shareholder of record and must attach a written consent of each person so nominated to serve on the Board of Directors. In addition, the notice must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee and (iv) such other information in respect of such nominee as would be required by the federal securities laws and the rules and regulations promulgated thereunder in respect of an individual nominated as a director of the Company and for whom proxies are solicited by the Board of Directors.

                                          By Order of the Board of Directors

                                          Stephen J. Chapko, Secretary

May 24, 1995

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 1, 1995 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                  APPENDIX A -- FORM OF EXECUTIVE OFFICER PLAN

                          KENT ELECTRONICS CORPORATION
                        STOCK OPTION PLAN AND AGREEMENT

     1. Grant. Under the terms, provisions, and conditions of this Stock Option Plan and Agreement by and between Kent Electronics Corporation (the "Company"),
and                   (the "Optionee"), the Company hereby grants to Optionee
the option to purchase           shares of the Company's Common Stock, without
par value (the "Stock"), at the option price specified herein, subject to adjustment as provided herein (the "Option"). The Option is not an "incentive stock option" as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Duration of Option and Option Price. The Option shall be for a term commencing on the date hereof and ending fifteen (15) years from the date hereof. The option price payable by the Optionee upon exercise of the Option as to each share subject to the Option will be $14.50, which equals one-half of the closing price of one share of the Stock, as reported by the New York Stock Exchange, on the date hereof.

     3. Amount Exercisable and Schedule of Exercisability.  Except as otherwise
provided herein, this Option may be exercised as to           shares, on and
after May 1, 1999; as to an additional           shares, on and after May 1,
2000; as to an additional           shares, on and after May 1, 2001; and as to
all remaining shares, on and after May 1, 2002. This Option shall immediately become fully vested and exercisable as to all shares subject hereto upon the death or Disability (as hereinafter defined) of Optionee, or upon the occurrence of a "Change in Control" (as hereinafter defined), or upon the Company's termination of its employment of Optionee at the election of the Company, or upon Optionee's termination of his employment by the Company for "Good Reason" (as defined herein at Section 11), or such earlier date as set forth in Section 9 hereof. The Option may be exercised, so long as it is valid and outstanding, from time to time in whole (as to shares then exercisable) or in part; provided, however, no fractional shares of Stock shall be issued. The Option is cumulative, and may be exercised as to any or all shares of Stock covered hereby from and after the time it becomes exercisable as to such shares through the date of termination of the Option.

     4. Exercise of Options. The Option shall be exercisable, in whole or in part, by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the option price for such shares of Stock, which payment shall be made (a) in cash or by personal check, cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the option price multiplied by the number of shares of Stock with respect to which the Option is exercised or (b) in shares of Stock as set forth in this Section 4. Such notice may be delivered in person or by messenger or courier service to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, and in all such cases delivery shall be deemed to have been made on the date such notice is received.

     At the time when the Optionee (or other holder of the Option pursuant to Section 5) makes payment to the Company for the shares of Stock issuable upon the exercise of the Option, the Company may require the Optionee to pay to the Company an additional amount equal to any federal, state or local taxes (which the Company deems necessary or appropriate to be withheld in connection with the exercise of such Option) in such forms of payment as are described in the first paragraph of this Section 4. In the event that Optionee does not pay to the Company any such amount required for withholding taxes, to the extent applicable, the employer (for payroll tax purposes) of Optionee shall have the right to withhold such required amount from any sum payable, or to become payable, to Optionee, upon such terms and conditions as the Company in its discretion shall prescribe.

     Payment of the option price may be made, in whole or in part, in shares of Stock previously held by the Optionee (or other holder of the Option pursuant to Section 5). If payment is made in whole or in part in shares of Stock, then the Optionee (or other holder of the Option pursuant to Section 5) shall deliver to the Company, in payment of the option price of the shares of Stock with respect to which such Option is exercised, (i) certificates registered in the name of such Optionee (or other holder of the Option pursuant to

Section 5) representing a number of shares of Stock legally and beneficially owned by such Optionee (or other holder of the Option pursuant to Section 5), free of all liens, claims and encumbrances of every kind, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the option price of the shares of Stock with respect to which such Option is to be exercised exceeds the fair market value of such shares of Stock, cash or a personal check, cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess. If the fair market value of such Shares of Stock delivered to the Company exceeds the option price of the shares of Stock with respect to which such Option is to be exercised, the Company shall promptly deliver, or cause to be delivered, to Optionee a replacement share certificate representing the number of shares of Stock in excess of those surrendered in payment of the option price.

     As promptly as practicable after the receipt by the Company of (i) such written notice from the Optionee (or other holder of the Option pursuant to Section 5) setting forth the number of shares of Stock with respect to which such Option is to be exercised, (ii) payment of the option price of such shares in the form required by the foregoing provisions of this Section 4, and (iii) an amount equal to any federal, state or local taxes which the Company deems necessary or appropriate to be withheld incident to the exercise of the Option, the Company shall cause to be delivered to such Optionee (or other holder of the Option pursuant to Section 5) certificates representing the number of shares of Stock with respect to which such Option has been so exercised.

     All proceeds received pursuant to the exercise of the Option shall be added to the general funds of the Company to be used for any corporate purpose.

     For purposes of determining the value of shares of Stock delivered in payment of all or any portion of the option price pursuant to this Section 4, the "fair market value" of such shares shall equal the average of the daily averages of the high and low sales price per share of the Stock as reported by the New York Stock Exchange (or such other principal exchange or market on which the Stock is traded as of the applicable dates) on each day on which such trades are reported of the five trading days prior to Optionee's exercise of the Option.

     5. Transferability of Option. The Option shall not be subject to sale, assignment or transfer, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. The designation of a beneficiary by Optionee shall not constitute a transfer. The Option shall be exercisable (i) during Optionee's lifetime, only by Optionee (or in the event of his incapacity, by his legal representative) or
(ii) following Optionee's death, by such persons as set forth in Section 6.

     6. Termination of Options in Certain Cases. In the event of the death of the Optionee while in the employ of the Company (or while affiliated with the Company in the discretion of the Board), the Option shall become fully vested and shall terminate on the earlier of (i) the date of expiration of the Option, or (ii) twelve (12) months following the date of Optionee's death. After the death of the Optionee, his executors, administrators or any person(s) to whom the Option was transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of the period described in the first sentence of this paragraph, to exercise the Option.

     If, before the date of expiration of the Option, the Optionee shall be retired in good standing from the employ of the Company (or from another affiliation with the Company in the discretion of the Board) including retirement for reasons of Disability, the Option shall terminate on the earlier of (i) the date of expiration of the Option, or (ii) three (3) years following the date of such retirement. As used herein, the term "Disability" shall mean a total and permanent disability resulting from a mental or physical incapacity which prevents Optionee from performing the full scope of his duties for the Company (as such duties exist on the date immediately prior to the occurrence of such incapacity) and lasting or expected to last for a period of at least 180 days. Disability shall be determined in good faith by the Board of Directors of the Company based on the opinion of a licensed physician. In the event of such retirement, the Optionee (or, in the event of his incapacity, his legal representative) shall have the right, at any time prior to the expiration of the period described in the first sentence of this paragraph, to exercise the Option to the same extent to which he was entitled to exercise it immediately prior to such retirement (and, in the case of retirement for Disability or under circumstances constituting a termination of Optionee's employment by the Company at the Company's election, the Option shall fully vest and become exercisable, as set forth herein).

     If, before the date of expiration of the Option, the Optionee's employment by the Company shall be terminated by the Company at its election, or shall be terminated by Optionee for Good Reason, this Option shall immediately vest fully and become exercisable as to all shares covered hereby. In such event, Optionee shall have the right to exercise the Option at any time prior to the earlier of
(i) the date of expiration of the Option or (ii) twelve (12) months following the date of such termination of employment.

     If, before the date of expiration of the Option, the Optionee's employment or other affiliation with the Company terminates at the election of Optionee for any reason other than Good Reason (other than in connection with Optionee's retirement in accordance with the second paragraph of this Section 6), the Option shall terminate on the earlier of (i) the date of expiration of such Option, or (ii) ninety (90) days after the date of termination of the Optionee's employment or other affiliation with the Company. In such event, the Option shall be exercisable and shall vest as to all shares that, pursuant to the schedule set forth in Section 3 hereof, become exercisable on or prior to the date of termination of the Option.

     For purposes of this Stock Option Plan and Agreement, employment by the Company shall include employment by any subsidiary of the Company.

     7. No Rights as Shareholder. No holder of the Option shall have any rights as a shareholder with respect to shares covered by the Option until the date of exercise of the Option as to such shares; and, except as otherwise provided in
Section 9 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.

     8. Employment or Affiliation Obligation. The grant of this Option shall not impose upon the Company any obligation to employ or to continue any employment or other affiliation with the Optionee. The right of the Company to terminate its employment or affiliate relationship with any person, including the Optionee, shall not be diminished or affected by reason of the fact that this Option has been granted.

     9. Changes in the Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     The number of shares covered by this Option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or any other increase in such shares effected without receipt of consideration by the Company or any other decrease therein effected without a distribution of cash, property, or other securities in connection therewith.

     If (i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Stock is converted into other securities, cash or other property in connection with such merger or consolidation, (ii) the Company is recapitalized in such a manner that shares of Stock are converted into or exchanged for other securities of the Company, (iii) the Company sells or otherwise disposes of substantially all its assets to another person, corporation or entity, or (iv) a tender offer is announced that, if successfully completed, would result in a Change in Control, then in any such case, on a date at least 30 days prior to the effective date of any such merger, consolidation, recapitalization, exchange, sale or acquisition or tender offer (or, in the case of such tender offer, on such later date as is practicable, but in any such case at least ten days prior to the termination of such tender offer), as the case may be, any limitations as to amount exercisable each year shall be modified so that this Option from and after such date shall be exercisable in full. In addition, with respect to any event described in the preceding sentence, after the effective date of such merger, consolidation, recapitalization, exchange, sale or acquisition, as the case may be, Optionee shall be entitled, upon exercise of such Option to receive in lieu of shares of Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the rate per share as the holders of shares of Stock received pursuant to the terms of the merger, consolidation, exchange, recapitalization, sale or acquisition.

     Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to the Option.

     10. Change in Control. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

          (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding common shares of the Company;

          (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

          (iii) The first date as of which Continuing Directors (as defined in Article IX of the Company's Articles of Incorporation) fail to constitute a majority of the members of the Company's Board of Directors.

     11. Termination of Employment by Optionee for Good Reason. For purposes of this Stock Option Plan and Agreement a termination of Optionee's employment for "Good Reason" shall be deemed to occur if Optionee tenders his resignation to the Board of Directors after there has been a significant and material diminishment in the nature and scope of the authority, power, function and duty attached to Optionee's management position with the Company as of the effective date of this Agreement (which shall include, but not be limited to, the appointment of any officer to whom Optionee shall report other than the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer), and such diminishment lasts for at least thirty (30) consecutive days and is not cured or corrected by the Company within ten (10) days after Optionee provides notice of same to the Company pursuant to the notice provisions hereof. Executive's termination of his employment with the Company for Good Reason may take place at any time after the events set forth in the preceding sentence have occurred, and such termination need not be effected within any specified time period after the occurrence of such events. Such termination for Good Reason shall result in the Option immediately becoming fully vested and exercisable as to all shares covered hereby.

     12. Limited Stock Appreciation Rights. Notwithstanding any other provisions in this Stock Option Plan and Agreement, upon the occurrence of any Change in Control, and thereafter so long as this Option is in effect, Optionee shall have the right to require the Company (or if the Company is not the survivor of a merger, consolidation or reorganization, such survivor) to purchase from him any or all unexercised options granted under this Stock Option Plan and Agreement at a purchase price equal to (i) the excess of the Change in Control Price (as hereinafter defined) per share over the option price per share multiplied by (ii) the number of shares subject to the Option specified by the Optionee for purchase in a written notice to the Company or such survivor, addressed to the attention of the Corporate Secretary.

     For purposes of this Stock Option Plan and Agreement, the term "Change in Control Price" of shares of Stock shall mean (a) except in the case of a Change in Control that results from a merger, consolidation or reorganization in which the Company is not the survivor or shares of Stock are converted into cash or other securities or other assets (a "Termination Merger"), the higher of (I) the highest sales price per share of the Stock on the New York Stock Exchange (or if the Company's Stock is not then traded on the New York Stock Exchange, on the principal exchange or market where such Stock is actively traded) on the trading days during the thirty (30) days immediately preceding the date the Optionee so notified the Company of his election pursuant to the preceding paragraph or (II) the highest sales price per share of the Stock on the New York Stock Exchange (or if the Company's Stock is not then traded on the New York Stock Exchange, on the principal exchange or market where such stock is actively traded) on the trading days during the thirty (30) days immediately preceding the date of the Change in Control; and (b) in the case of a Change in Control that results from a Termination Merger, the higher of (I) the fair market value of the consideration receivable per share by holders of Stock of the Company in such Termination Merger (which fair market value as to any securities included in such consideration shall be the highest sales price per unit of such security on the principal exchange or market where such security is actively traded on the trading days during the thirty (30) days immediately preceding the date of the Termination Merger, and as to any such security not actively traded in any market, and as to all other property included in such consideration, shall be the fair market value determined by the Committee (hereinafter defined) in good faith exercised in a reasonable manner) or (II) the amount determined pursuant to clause (a)(II) of this Section 12. The amount payable to Optionee by the Company or the survivor in a Termination Merger, as the case may be, shall be paid in cash or by certified check, and shall be reduced by the amount of any taxes required to be withheld.

     13. Administration. This Stock Option Plan and Agreement shall be administered by a committee of at least two persons to be appointed by the Board of Directors of the Company (the "Committee"). All members of the Committee shall be persons who are "disinterested persons," as set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto ("Rule 16b-3"). Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under this Stock Option Plan and Agreement, except those resulting from his own gross negligence or willful misconduct.

     14. Notices. Any notice, consent, request or other communication ("Notice") required or permitted to be given hereunder shall be in writing. Such Notice shall be (a) personally delivered or delivered by messenger, or (b) mailed by certified mail, return receipt requested, postage prepaid, or (c) sent by telecopy or the equivalent (provided, however, that the original Notice of which a facsimile has been transmitted shall in all cases be delivered to the addressee within two (2) business days following such transmission). Notices given hereunder shall be addressed as follows:

If to Company:                   If to Optionee:
Kent Electronics Corporation     --------------------------------
7433 Harwin Drive                c/o Kent Electronics Corporation
Houston, Texas 77036             7433 Harwin Drive
Attention: Secretary             Houston, Texas 77036

     Any Notice given in accordance herewith shall be deemed effective and to have been received by the party to whom such Notice is directed (a) upon delivery, if delivered personally or by messenger or sent by telecopy or the equivalent, or (b) three (3) days after the date of deposit in the U.S. Mail, if sent by mail and the return receipt is received by the sender, or upon actual receipt by the party receiving Notice in the event that such return receipt is not received by the sender.

     15. Amendment. This Stock Option Plan and Agreement may be modified or amended only by a written instrument executed by the Company and Optionee, and any such modification or amendment may be authorized on behalf of the Company by the Committee; provided, however, that so long as Optionee and the Company desire that this Stock Option Plan and Agreement comply with Rule 16b-3, or any successor or similar provisions thereto, any such amendment that would require the vote or approval of a specified percentage of the Company's shareholders in order to assure that this Stock Option Plan and Agreement complies with Rule 16b-3, or any successor or similar provisions thereto, shall only be made upon obtaining such required shareholder vote, or taking such other action in connection with such amendment as the Board of Directors or such authorized Committee deems advisable to operate this Stock Option Plan and Agreement in accordance with Rule 16b-3 or such successor or similar rule. However, no termination or amendment of this Stock Option Plan and Agreement may, without the consent of the Optionee, adversely affect the rights of Optionee as to any portion of the Option then outstanding.

     16. Severability. In the event that any provision of this Stock Option Plan and Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions hereof, and this Stock Option Plan and Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

     17. Gender, Tense and Headings. Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and are not to be interpreted as part of the construction of this Stock Option Plan and Agreement.

     18. Governing Law. The provisions of this Stock Option Plan and Agreement shall be construed according to the laws of the State of Texas, except as superseded by federal law. This Agreement is performable in Harris County, Texas. In the event that any dispute arises under this Agreement, the Optionee shall have the right, in addition to all other rights and remedies provided by law, at his election to seek arbitration in Houston, Texas under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Company, or to institute a judicial proceeding in a court of competent jurisdiction located in Harris County, Texas. In the event that the Company institutes any legal proceeding against the Optionee to resolve a dispute under this Agreement, the Optionee shall have the right either to seek arbitration in Houston, Texas or to institute a judicial proceeding in a court located in Harris County, Texas, as provided in the preceding sentence, and the Company shall dismiss its proceeding or take such other action as may be reasonably requested by the Optionee in order for such proceeding to be brought in the forum selected by the Optionee in accordance with the preceding sentence.

     19. Shareholder Approval. This Stock Option Plan and Agreement is subject to approval and ratification by the vote of the holders of a majority of shares of Stock present in person or by proxy and entitled to vote at a meeting of shareholders of the Company. If such shareholder approval is not received on or before December 31, 1995, the Option shall be null and void.

     20. Requirement of Bonus Payment In Certain Circumstances. (a) In the event that the Optionee is deemed to have received an excess parachute payment (as such term is defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) which is subject to the excise taxes (the "Excise Taxes") imposed by Section 4999 of the Code in respect of any payment of compensation to the Optionee from the Company pursuant to this Stock Option Plan and Agreement, whether in the form of cash, property, stock, stock options, securities or otherwise, the Company shall make the Bonus Payment to the Optionee promptly after the date on which the Optionee receives or is deemed to have received any excess parachute payments.

     (b) (i) The term "Bonus Payment" means a cash payment in an amount equal to the sum of (A) all Excise Taxes payable by the Optionee, plus (B) all additional Excise Taxes and federal or state income taxes to the extent such taxes are imposed in respect of the Bonus Payment, such that the Optionee shall be in the same after-tax position and shall have received the same benefits that he would have received if the Excise Taxes had not been imposed. For purposes of calculating any income taxes attributable to the Bonus Payment, the Optionee shall be deemed for all purposes to be paying income taxes at the highest marginal federal income tax rate, taking into account any applicable surtaxes and other generally applicable taxes which have the effect of increasing the marginal federal income tax rate and, if applicable, at the highest marginal state income tax rate to which the Bonus Payment and the Optionee are subject.

          (ii) An example of the calculation of the Bonus Payment is set forth below: Assume that the Excise Tax rate is 20%, that the highest federal marginal income tax rate is 36% and that the Optionee is not subject to state income taxes. Assume that the Optionee has received an excess parachute payment in the amount of $1,000,000, on which $200,000 in Excise Taxes are payable. The amount of the required Bonus Payment is $454,545.45. The Bonus Payment, less Excise Taxes of $90,909.09 and income taxes of $163,636.36, yields $200,000.00, the amount of the Excise Taxes payable in respect of the excess parachute payment.

     (c) The Optionee agrees to cooperate reasonably with the Company to minimize the amount of the excess parachute payments, including without limitation assisting the Company in establishing that some or all of the payments received by the Optionee contingent on a change described in Section 280G(b)(2)(A)(i) of the Code are reasonable compensation for personal services actually rendered by the Optionee before the date of such change or to be rendered by the Optionee on or after the date of such change. In the event that the Company is able to establish that the amount of the excess parachute payments is less than originally anticipated by the Optionee, the Optionee shall refund to the Company any excess Bonus Payment to the extent not required to pay Excise Taxes or income taxes (including those incurred in respect of the payment of the Bonus Payment). Notwithstanding the foregoing, the Optionee shall not be required to take any actions which his tax advisor advises him in writing (i) is improper or (ii) exposes the Optionee to material personal liability, and the Optionee may require the Company to deliver to the Optionee an indemnification agreement in form and substance satisfactory to the Optionee as a condition to taking any action required by this Section 20.

     (d) The Company shall make any payment required to be made under this Agreement in cash and on demand. Any payment required to be paid by the Company under this Agreement which is not paid within five days of receipt by the Company of the Optionee's demand therefor shall thereafter be deemed delinquent, and the Company shall pay to the Optionee immediately upon demand interest at the highest nonusurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sum.

     (e) In the event that there is any change to the Code which results in the recodification of Section 280G or Section 4999 of the Code, or in the event that either such section of the Code is amended, replaced or supplemented by other provisions of the Code of similar import ("Successor Provisions"), then this Agreement shall be applied and enforced with respect to such new Code provisions in a manner consistent with the intent of the parties as expressed herein, which is to assure that the Optionee is in the same after-tax position and has received the same benefits that he would have been in and received if any taxes imposed by Section 4999 or any Successor Provisions had not been imposed.

     (f) There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation, against any payments required under this Section 20 to the Optionee provided for in this Agreement. No right or interest to or in any payments required under this Section 20 shall be assignable by the Optionee; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiary" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Optionee's estate. No right, benefit or interest under this Section 20 shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

     21. Successors to the Company. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or other entity acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

     IN WITNESS WHEREOF, this Stock Option Plan and Agreement is executed, subject to shareholder approval as set forth herein, effective as of the 8th day of May, 1995.

                                          KENT ELECTRONICS CORPORATION

                                          By:

                                            ------------------------------------
                                            Morrie K. Abramson, Chairman and
                                            Chief Executive Officer

                                          OPTIONEE

                                          --------------------------------------

                                          Printed Name
                                                      --------------------------

                         KENT ELECTRONICS CORPORATION
                              7433 HARWIN DRIVE
P                            HOUSTON, TEXAS 77036

R                ANNUAL MEETING OF SHAREHOLDERS JUNE 29, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
     The undersigned shareholder of Kent Electronics Corporation (the
X "Company") hereby appoints Morrie K. Abramson and Stephen J. Chapko, and each of them, attorneys-in-fact and proxies of the undersigned, with full
Y power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Shareholders of the Company to be held on June 29, 1995, at 10:00 a.m., Houston time, at the offices of the Company, 7433 Harwin Drive, Houston, Texas 77036 and at any adjournment(s) thereof, the number of shares that the undersigned would be entitled to cast if personally present.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ON THE REVERSE SIDE AND FOR EACH OF PROPOSALS 2, 3, 4 AND 5.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.
                                                             * * * * * * * *
                                                             * SEE REVERSE *
                                                             *     SIDE    *
                                                             * * * * * * * *

[X]   PLEASE MARK YOUR                      SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE.


1. Election of Max S. Levit and Richard C. Webb to serve term of office expiring at the Annual Meeting of Shareholders in 1998 and until their successors shall have been duly elected and qualified:

    For, except vote withheld from the following nominee:

    ______________________________________________________

        FOR                            WITHHOLD
    the nominees                       AUTHORITY
listed below (except                  to vote for
  as marked to the                   the nominees
  contrary below)                    listed below

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR EACH OF PROPOSALS 2, 3, 4 AND 5 BELOW. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 2, 3, 4 AND
5 AND THE BOARD'S DIRECTOR NOMINEES.

2. To adopt a Stock Option Plan and Agreement for the Company's Executive Vice President of Sales - Distribution.

              FOR                AGAINST                ABSTAIN

3. To adopt a Stock Option Plan and Agreement for the Company's Executive Vice President of Operations - Distribution.

              FOR                AGAINST                ABSTAIN

4. To adopt a Stock Option Plan and Agreement for the Company's Vice President, Secretary and Treasurer.

              FOR                AGAINST                ABSTAIN

5. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending March 30, 1996

              FOR                AGAINST                ABSTAIN

6. In their discretion on such other matters as may properly come before the 1995 Annual Meeting of Shareholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

SIGNATURE(S) ___________________________________ DATE _________________, 1995

SIGNATURE(S) ___________________________________ DATE _________________, 1995
NOTE: (Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.)